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                                                                   EXHIBIT 10.25


                          AMENDMENT TO LOAN DOCUMENTS

        This Amendment to Loan Documents ("AMENDMENT") is made as of the 27th day of December, 1996, by and among SILVERLEAF VACATION CLUB, INC., a Texas corporation, whose address is 1221 Riverbend Drive, Dallas, Texas 75247, f/k/a ASCENSION RESORTS, LTD., doing business as SILVERLEAF RESORTS, LTD. ("BORROWER") AND HELLER FINANCIAL, INC., a Delaware corporation whose address is 500 West Monroe Street, 17th Floor, Chicago, Illinois 60661 ("LENDER").

                                R E C I T A L S

        A. Lender and Borrower have heretofore entered into that certain Loan and Security Agreement dated December 27, 1995 (the "LOAN AGREEMENT"), pursuant to which Lender agreed to loan Borrower an aggregate sum not to exceed at any one time Four Million and 00/100 Dollars ($4,000,000.00) (the "LOAN"). Those certain documents shown on the attached Table of Contents as incorporated as Exhibit A hereto and made a part hereof by this reference were executed in connection with the Loan. Said documents, all as amended by this Amendment and the Amended and Restated Promissory Note No. 1 dated of even date herewith in the principal amount of $7,500,000 attached hereto as Exhibit B and made a part hereof by this reference ("AMENDED NOTE") are hereinafter collectively referred to as the "LOAN DOCUMENTS."

        B. In consideration of Borrower's ratification and confirmation of the Loan Documents, Lender has been induced by Borrower to amend and modify certain terms and conditions of the Loan Documents as set forth hereinbelow:

        NOW, THEREFORE, for Ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Lender, said parties agree as follows:

        1. The recitals above set forth are true and correct and are incorporated within this Amendment as though set forth herein at length. All defined terms used herein and not otherwise defined shall have the meanings set forth in the Loan Documents.

        2. Borrower acknowledges the validity, enforceability, and due execution and delivery of each and every of the Loan Documents executed by Borrower or delivered on behalf of said party. Borrower hereby further warrants and represents to Lender that in addition to having no defense to non-performance of any of the covenants, agreements, warranties or any defense to any failure or omission in terms of any representation made in any of the Loan Documents, that Lender has performed in each and every respect under said Loan Documents and that said Loan Documents are binding and enforceable in accordance with their terms against Borrower.

        3. Section 1.1 of the Loan Agreement is amended so that the following defined terms shall have the indicated meanings:


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        AMENDED NOTE.  That certain Amended and Restated Promissory Note No. 1 dated December 27, 1996 made by Borrower payable to the order of Lender in the original principal sum of $7,500,000.

        AMENDMENT. That certain Amendment to Loan Documents, dated December 27, 1996, among Borrower and Lender.

        AVAILABILITY PERIOD. The period commencing from the date hereof and ending June 30, 1998.

        LOAN. The Seven Million Five Hundred Thousand Dollar ($7,500,000.00) Revolving Timeshare Interval Inventory Loan described in this Amendment as amended by the Amended Note and by the Amendment.

        MATURITY DATE. December 31, 1999, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise.

        REVOLVING RECEIVABLES LOAN. The Twenty-Five Million Dollar ($25,000,000.00) loan advanced from Lender to Borrower from time to time since October 11, 1999.

        TITLE INSURANCE POLICY. An American Land Title Association Loan Policy, as last revised, issued to Lender by the Title Insurer in an amount of not less than $7,500,000, insuring that the Deed of Trust is a first lien upon the "Property" (as said term is defined in the Deed of Trust) subject only to the Permitted Exceptions. Said policy shall contain a variable Rate endorsement and be in form and substance otherwise acceptable to Lender.

        4. Each and every reference in the Loan Agreement and each and every other of the Loan Documents to (a) Four Million ($4,000,000) Dollars shall be and are amended to Seven Million Five Hundred Thousand ($7,500,000) Dollars, and (b) the Note shall be deemed a reference to the Amended Note.

        5. Borrower shall pay Lender an additional Commitment Fee in the amount of $43,750 as consideration for Lender's increasing the Loan to $7,500,000, which Commitment Fee shall be deemed earned in full upon the execution of this Amendment by Borrower and Lender. The Commitment Fee shall be payable out of the next Advance made on or after the date of this Amendment.

        6. Each reference to $1,000 in Section 2.1, with the exception of the last sentence shall be amended to $1,200.

        7. Section 2.4(a) of the Loan Agreement is amended to add the following language:

                "Commencing July 31, 1998, and on the last day of each month thereafter through and including December 31, 1999, Borrower




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                shall pay Lender the amount, if any, by which (i) 1/18 of the outstanding principal balance of the Loan as of June 30, 1998, exceeds (ii) the aggregate total of Interval release payments made to Lender during such month in accordance with
                Section 2.6(d) hereof."

        8. Section 2.6(d) of the Loan Agreement shall be amended in its entirety as follows:

                "At the time of release, Borrower shall pay to Lender, in cash or immediately available funds, a release price of (i) $1,200 for each Interval to be released during the Availability
                Period, and (ii) $1,500 for each Interval to be released after the Availability Period, and (iii) said payments shall be applied in reduction of the unpaid principal balance of the
                Note in the order due and payable thereunder. The payment of the aforesaid release price in accordance with these terms and provisions shall not preclude the payment of additional monies (at the option of the Borrower) in connection with any release."

        The Deed of Trust recorded in Missouri and Texas shall be amended to incorporate the above references to the increased amount of the Loan and the revised release provisions and certain other changes that the Lender may require to carry out the provisions of the Loan Agreement as amended.

        9. Section 5.1 of the Loan Agreement shall be amended in its entirety as follows:

                "5.1 ORGANIZATION, STANDING, QUALIFICATION, BORROWER EXISTENCE. Borrower is, and will remain at all times, a corporation duly formed, validly existing and in good standing under the laws of the State of Texas, with its principal place of business at 1221 Riverbend, Suite 120, Dallas, Texas 75247. Borrower is in good standing under the laws of the State of Missouri and is authorized to transact business in the State of Missouri."

        10. Section 11.1 of the Loan Agreement shall be amended in part to provide that Notices to Borrower shall be directed to Silverleaf Vacation Club, Inc., attention Robert Mead, 1221 Riverbend, Suite 120, Dallas, Texas 75247, Telecopy No. (214) 905-0514. Notices to Lender shall be directed to Heller Financial, Inc., Sales Finance Division, Attention: Portfolio Manager, 500 West Monroe Street, 17th Floor, Chicago, Illinois 60661, Telecopy No. (312) 441-7924. All other notice provisions shall remain without change.

        11. Borrower shall provide Lender with such other documents and take such actions as Lender and its counsel deem reasonably necessary to preserve Lender's security and priority and enforceability of the Loan Documents and shall reconfirm and redeliver any document,



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instrument and information set forth in Schedule 4.2 of the Loan Agreement prior to any Advance, at Lender's request.

        12. This Amendment shall control and prevail in the event of any conflict or inconsistency between any of the Loan Documents and this Amendment.

        13. (a) Borrower does hereby acknowledge, confirm and agree to the prompt and immediate payment of all sums due Lender from Borrower and of all indebtedness of Borrower to Lender, and for the immediate performance and prompt compliance by Borrower of all obligations of Borrower.

                (b) Borrower does hereby waive, discharge and release forever any and all existing claims, counterclaims, defenses, demands, and rights of set-off that it or they may have against Lender or with regard to Loan Documents as modified thereby, or which may affect the validity or enforceability by Lender of its various rights and remedies under the Loan Documents, and each further acknowledges and agrees that the waiver, discharge and release herein contained represent an essential part of the consideration bargained for and received by Lender in consideration of its agreements hereunder.

                (c) Borrower represents and warrants that the Loan Documents, as modified herein, constitute a good and valid lien on the Collateral as more particularly described in the Loan Documents.

                (d) As additional consideration for Lender's agreements hereunder, Borrower does hereby reconfirm and does re-grant to Lender a security interest in the personal property making up the Collateral, if any, as security for all indebtedness now or hereafter due from Borrower to Lender under the Loan Documents and the Collateral for the Loan.

                (e) The terms, conditions, covenants, and agreements hereof shall be binding upon the heirs, personal representatives, successors, and assigns of the parties hereto and shall inure to the benefit of the successors and assigns of Lender.

                (f) Borrower hereby acknowledges that under no circumstances is Lender obligated to make additional financing available, for any purpose, after the Availability Period.

                (g) Borrower shall pay all costs and expenses, including attorneys fees, incurred for the preparation, recording and implementation of this Amendment.

                (h) This Amendment shall be governed by and shall be construed in accordance with the laws of the State of Illinois.

                (i) Whenever the singular number is used herein, the same shall include the plural, and the masculine and/or feminine and the natural and/or artificial persons shall include all genders, whenever and wherever the context so requires or admits.



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                (j)     Lender may, at any time and from time to time, waive any
one or more of the provisions of this Amendment, but any such waiver shall be deemed to be made in pursuance of this Amendment and not in modification thereof, and any such waiver in any instance or under any particular circumstances shall not be considered a waiver of such condition in any other instance or other circumstances.


                (k) Any waiver or modification of the terms of this Amendment by Lender shall be in writing and shall be signed by an authorized officer of Lender. No delay or omission of the part of Lender in exercising any right hereunder shall operate as a waiver of that right or of any other right thereunder or hereunder.

                (l) Time is of the essence under this Amendment with respect to Borrower's performance hereunder.

                (m) In the event any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Lender, not affect any provisions herein, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                (n) This Amendment may be executed in any number of counterparts, each of which shall be an original, but such shall together constitute but one and the same instrument.

                (o) In the event governmental entities, agencies or departments determine that this Amendment requires that additional documentary or intangible stamps taxes are necessary, Borrower hereby agrees to immediately pay such taxes. Borrower shall further pay any interest or penalties which may accrue due to the requirement of additional documentary or intangible stamp taxes and shall indemnify, defend and save and hold harmless Lender from and against any and all claims or liabilities arising from the requirements of such additional taxes. Failure on the part of Borrower to pay these additional taxes when due shall be constitute an additional default under the Loan Documents.

                (p) Waiver of Jury Trial. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT TO LOAN DOCUMENTS AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT TO LOAN DOCUMENTS.

        14. The execution, delivery and performance by Borrower of the Amendment and ratification of the Loan Documents has been duly authorized by all necessary corporate action





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and does not and will not (i) violate any provision of the Borrower's Articles of Incorporation or By-Laws or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any lien upon or with respect to any asset of Borrower other than liens and security interests in favor of Lender; and (iii) result in a breach of, or constitute a default of Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

        Except as above expressly amended, the terms and conditions of the Loan Documents remain in continuing full force and effect and are ratified and confirmed by Borrower and Lender.

        Executed as of the 27th day of December, 1996.

                                          BORROWER:

                                          SILVERLEAF VACATION CLUB, INC.,
                                          a Texas corporation


                                          By:   /s/   ROBERT MEAD
                                              ---------------------------------
                                                      ROBERT MEAD
                                                      Chief Executive Officer
                                                      (Corporate Seal)

                                          LENDER:

                                          HELLER FINANCIAL, INC.,
                                          a Delaware corporation



                                          By:   /s/  DAWN GRATON
                                             ----------------------------------
                                                     DAWN GRATON
                                                     Assistant Vice President
                                                     (Corporate Seal)



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                                LIST OF EXHIBITS


Exhibit A       Table of Contents of Loan Documents

Exhibit B       Amended and Restated Promissory Note No. 1


The above-listed exhibits are omitted from this filing. Registrant agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.